Exhibit 10.1
OMNIBUS AGREEMENT
     THIS OMNIBUS AGREEMENT (the “Agreement”) is entered as of the 15th day of April, 2011 (the “Effective Date”) by and among Care Investment Trust, Inc., a Maryland corporation (“Care”), ERC Sub, L.P., a Delaware limited partnership (the “REIT Partnership”), ERC Sub LLC, a Delaware limited liability company (the “REIT GP,” and together with Care and the REIT Partnership, collectively, the “Care Parties”); Jean-Claude Saada, an individual resident of the state of Texas (“Saada”), Cambridge-Crown Atrium, LLC, a Delaware limited liability company (“Crown Atrium”), Cambridge North Texas Holdings, LLC, a Delaware limited liability company (“North Texas”), Cambridge-Greenville Dallas, LLC, a Delaware limited liability company (“Greenville Dallas”), Cambridge B/R, Inc., a Louisiana corporation (“Baton Rouge”), PMC Cambridge of Plano, Ltd., a Texas limited partnership (“Plano”) (Saada, Crown Atrium, North Texas, Greenville Dallas, Baton Rouge and Plano, are collectively referred to herein as the “Cambridge Limited Partners” and each, separately, as a “Cambridge Limited Partner”); Cambridge Nassau Bay GP LLC, a Texas limited liability company, CHMP Manager, LLC, a Texas limited liability company, 6000 Greenville, Inc., a Texas corporation, Allen MOB, Inc., a Texas corporation, Cambridge Onalp, Inc., a Texas corporation, 5280 Medical Drive, Inc., a Texas corporation, Gorbutt MOB, Inc., a Texas corporation, and Cambridge Tarrant, Inc., a Texas corporation (each, a “Cambridge Managing Owner”, and collectively, the “Cambridge Managing Owners”); Cambridge Westgate Medical Center, L.P., a Delaware limited partnership (“Westgate”), Cambridge Walnut Hill, L.P., a Delaware limited partnership (“Walnut Hill”), Cambridge Gorbutt MOB, L.P., a Texas limited partnership (“Gorbutt MOB”), Cambridge Southlake Partners, L.P., a Texas limited partnership (“Southlake”), Cambridge Nassau Bay LP, a Texas limited partnership (“Nassau Bay”), Cambridge Howell Medical Plaza, LLC, a Louisiana limited liability company (“Howell MP”), Cambridge Plano Partners MOB IV, L.P., a Texas limited partnership (“Plano Partners MOB”) and Cambridge Allen Partners, L.P., a Texas limited partnership (“Allen Partners”) (Westgate, Walnut Hill, Gorbutt MOB, Southlake, Nassau Bay, Howell MP, Plano Partners MOB and Allen Partners, are collectively referred to herein as the “Cambridge Partnerships” and each separately as a “Cambridge Partnership”). The Cambridge Limited Partners and the Cambridge Managing Owners are sometimes collectively referred to herein as the “Cambridge Partners”, and separately as a “Cambridge Partner”); the Cambridge Partners and the Cambridge Partnerships are sometimes collectively referred to herein as the “Cambridge Parties”, and the Care Parties and the Cambridge Parties are sometimes collectively referred to herein as the “Parties,” and separately as a “Party”. Cambridge Holdings Incorporated, a Delaware corporation (“CHI”) and the Cambridge Limited Partners are executing this Agreement solely for the purposes of agreeing to the modification of Sections 1, 6, 7 and 12 of the Cambridge Partnership Agreements (as defined below) in the manner set forth herein; provided, however, that nothing in this Agreement shall be deemed to obligate CHI or any Cambridge Limited Partner to perform any provision to be performed by the Cambridge Partnerships or the Cambridge Managing Owners under this Agreement.
RECITALS
     The Cambridge Limited Partners have heretofore assigned to the REIT Partnership 85% of the limited partnership and membership interests in each of the Cambridge Partnerships pursuant to that certain Contribution and Purchase Agreement dated as of December 31, 2007 (the “Contribution Agreement”) in exchange for cash consideration, partnership units in the REIT Partnership (“OP Units”) and certain rights to a certain escrow account (the “Escrow Account”) held by Amegy Bank

National Association, as escrow agent (the “Escrow Agent”) pursuant to that certain Escrow Agreement dated as of December 31, 2007 (the “Escrow Agreement”).
     The Cambridge Partnerships own and operate nine (9) separate medical office buildings located in Texas and Louisiana (collectively, the “Properties”, and separately, a “Property”).
     The Care Parties, on the one hand, and CHI, Saada and the Cambridge Partnerships, on the other hand, together with certain other persons and entities, have been involved in litigation (the “Partnership Litigation”) relating to certain aspects of the Cambridge Partnerships and the Properties and the documents relating thereto.
     The parties to the Partnership Litigation (collectively, the “Litigation Parties”) have agreed to settle the Partnership Litigation and to enter into a separate settlement agreement and mutual release simultaneously with the execution and delivery of this Agreement, a copy of which is attached hereto as Exhibit A (the “Settlement Agreement”).
     In addition to entering into the Settlement Agreement, the Care Parties and the Cambridge Parties desire to adjust certain of the economic arrangements and other agreements among them with respect to the Properties and to modify certain provisions of the partnership/limited liability company agreements (the “Cambridge Partnership Agreements”) governing the Cambridge Partnerships.
     NOW, THEREFORE, in consideration of the Recitals and the mutual covenants, conditions, representations, agreements, and waivers contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties to this Agreement, intending to be legally bound, agree as follows.
1. Settlement of Partnership Litigation. Simultaneously with the execution and delivery of this Agreement, the Litigation Parties have executed and delivered the Settlement Agreement. The Litigation Parties shall promptly cause the Partnership Litigation to be dismissed with prejudice in accordance with the Settlement Agreement. The Parties understand and agree that the entering into and performance of the provisions of this Agreement are not intended to be a payment of damages, compensatory or otherwise, to or by any Party, and no Party shall treat the entering into and performance of this Agreement as a payment of damages for financial or tax reporting purposes.
2. Termination of Escrow Agreement. The parties to the Escrow Agreement acknowledge that the Escrow Agent (as defined therein) currently holds less than ten thousand dollars ($10,000) of funds belonging to Care (the “Care Funds”) as well as outstanding OP Units pursuant to the Escrow Agreement. The parties to the Escrow Agreement agree to terminate the Escrow Agreement as of the Closing (as defined in Section 5 hereof), and the Escrow Agent shall deliver the remaining Care Funds to Care at the Closing. At the Closing, the Escrow Agent shall deliver 200,000 OP Units (the “Cambridge OP Units”) to Care, as custodian for the Cambridge Partners in proportion to their relative ownership interests in the REIT Partnership, and Care will continue to hold the Cambridge OP Units for the benefit of the Cambridge Partners free and clear of any liens or encumbrances or other rights of third parties until the time the Cambridge Parties are obligated to return the Care Equity Proceeds (defined below) pursuant to Section 8 or Section 9(r) below. For the avoidance of doubt, the REIT Partnership shall pay to the Cambridge Partners the Priority Return as defined in Section 1.63 of the

Amended and Restated Agreement of Limited Partnership of the REIT Partnership (the “REIT Partnership Agreement), but the Cambridge Partners shall no longer have the Redemption Right as defined in Section 8.6 of the REIT Partnership Agreement, it being the intention of the Parties that the Cambridge OP Units be ultimately delivered to the Care Parties at the applicable time specified in Section 8 or Section 9(r). Neither Care nor the REIT GP shall take any action to cause or permit the REIT Partnership Agreement to be amended in any manner that would have an adverse effect on the right of the holder of the OP Units to receive the Priority Return as set forth in the REIT Partnership Agreement. The balance of the OP Units held by the Escrow Agent shall be delivered to the REIT Partnership and cancelled. The Cambridge Partners hereby represent to Care that they are the lawful owners of the OP Units, free and clear of all liens, security interests, pledges and encumbrances of any nature or type except as set forth in the Contribution Agreement or the Escrow Agreement. Effective with the Closing, the Escrow Agreement shall become null, void and of no further force or effect. The Parties hereby waive and forever release all claims they might have against each other or the Escrow Agent arising out of the execution, delivery and/or performance of the Escrow Agreement. At the Closing, the parties to the Escrow Agreement shall enter into a separate escrow termination agreement, a copy of which is attached hereto as Exhibit B.
3. [Reserved]
4. Issuance and Delivery of Warrant to Purchase Care Common Stock. Care shall issue and deliver warrants (the “Warrants”) to purchase an aggregate of 300,000 fully-paid and non assessable shares of common stock of Care, $0.001 par value per share (“Care Common Stock”), which Warrants shall be issued and delivered in the numbers and to the persons and/or entities previously provided to Care by written letter of instructions at least two (2) business days prior to the Closing. The Warrants shall expire at the expiration of the term of this Agreement, shall be exercisable at a price of $6.00 per share of Care Common Stock (the “Warrant Strike Price”), and shall be subject to adjustment for stock splits, stock dividends, reverse stock splits, reclassifications, reorganizations, recapitalizations and other capital changes which are applicable to all issued and outstanding Care Common Stock. The Warrants shall be issued in the form attached hereto as Exhibit C. The Warrants may be exercised in accordance with their terms by the holder’s delivery of cash to Care in an amount equal to the number of Warrants being exercised times the Warrant Strike Price (a “Cash Exercise”) or by means of a “cashless” exercise as defined in the form of Warrant attached hereto (a “Cashless Exercise”). All shares of Care Common Stock issuable upon a Cash Exercise or Cashless Exercise of the Warrants shall be issued to the persons or entities previously provided to Care by written letter of instructions at least two (2) business days prior to the Closing. Such shares of Care Common Stock shall be issued in book-entry only form and a certificate from the transfer agent certifying to the foregoing or such other document or instrument reasonably acceptable to Saada evidencing due issuance and ownership of such Care Common Stock shall be delivered to the owner of such shares. All shares of Care Common Stock issued pursuant to a Cashless Exercise of the Warrants shall be held by Care subject to a “stop transfer” notice or transfer restriction provided to Care’s transfer agent by Care until such time as a Cambridge Option Exercise or other event specified in Section 8 or Section 9(r) requiring cancellation of Warrants and return of OP Units and Care Common Stock shall occur (such period being called the “Holding Period”), at which time such shares of Care Common Stock shall be transferred to Care as treasury stock or cancelled. During the Holding Period, the Cambridge Parties who are the record owners of such shares of Care Common Stock received upon the exercise of the Warrants shall have the right to vote such shares and receive any dividend or distribution with respect to such shares as

Care may declare and pay. The shares of Care Common Stock issued upon a Cash Exercise of the Warrants shall be delivered to the holder of the Warrants and held by them subject to the provisions in Article 7 of the Articles of Incorporation of Care restricting ownership of the Care Common Stock, and a legend notifying the holder that the shares have been issued and delivered without registration under the Securities Act of 1933, as amended, and may be sold or otherwise transferred only upon such registration or pursuant to an exemption from registration under federal and state securities laws. For the avoidance of doubt, all shares of Care Common Stock acquired upon a Cash Exercise of the Warrants will not be retained by or subject to return to Care upon the occurrence of any Cambridge Option Exercise.
5. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Effective Date or at such other time as the Parties shall mutually agree. At the Closing, each Party shall execute and deliver such certificates, transfer documents and other instruments as any other Party shall reasonably request for the purpose of effecting the transactions set forth herein.
6. Release of Holdbacks and Reserves. Notwithstanding any other provision of this Agreement or any other agreement among any of the Parties, from and after the Closing, (i) Care and the REIT Partnership shall retain the Buyer Holdbacks (as defined in the Contribution Agreement) in the amount of approximately $940,000 and the Cambridge Partnerships hereby release any claims to the Buyer Holdbacks; (ii) neither Care, nor the REIT Partnership nor any of their respective Affiliates shall have any continuing obligation to fund any tenant improvement at any of the Properties owned by any of the Cambridge Partnerships or any other deposit or reserve account; (iii) neither Care, nor the REIT Partnership, nor their respective Affiliates shall have any rights to any deposit/reserve funds in accounts held by the Cambridge Partnerships or any lender, and the Cambridge Partners shall be the sole owners of all funds in such accounts and may cause any remaining such funds to be used for Cambridge Partnership purposes and/or distributed to the Cambridge Partners, subject only to any restriction on the use or distribution thereof in any loan documents to which the Cambridge Partnerships are subject; and (iv) to the extent that any such restrictions on the use or distribution of such deposit/reserve funds owned by the Cambridge Partners are also contained in any agreement to which any of the Care Parties or any of their respective Affiliates are a party, including, without limitation, the Escrow Agreement, the Contribution Agreement, any property management agreement or any partnership or operating agreement, such restrictions are hereby waived, abandoned, released and forever discharged by the Care Parties.
7. Interests in Cambridge Partnerships.
(a) The Parties agree that the provisions of this Section 7 and Section 8 shall supersede the provisions of Articles 1, 6, 7, and 12 of each Cambridge Partnership Agreement in the manner set forth below and to the extent of any conflict therewith. In addition, the provisions of Sections 7(e) and 7(f) below shall supersede Sections 4.3, 4.5 and 9.2(a)(i) of each Cambridge Partnership Agreement (or the comparable sections, to the extent the section numbering of each Cambridge Partnership Agreement is not identical to the others). Effective January 1, 2011, the REIT Partnership shall be entitled to distributions and payments from the Cambridge Partnerships or otherwise only pursuant to the terms of this Omnibus Agreement and not pursuant to any other provision of the Cambridge Partnership Agreements. Capitalized terms in this Section 7 and elsewhere in this Agreement, to the extent not otherwise defined in this Agreement, shall have the meanings ascribed to such terms in the Cambridge

Partnership Agreements. For purposes of this Agreement and the Cambridge Partnership Agreements, the following terms shall have the following meanings:
“Affiliate” means any person or entity controlled by, controlling, or under common control with such person or entity.
“Available Cash from Operations” shall mean net income (loss) computed in accordance with GAAP, increased by the sum of (A) depreciation expense; (B) amortization expense; and (C) negative adjustment to rental income due to straight-lining of rents (including any ground rents), and decreased by the sum of (X) all reserves and escrows (exclusive of principal amortization) (“Lender Reserves”) required by the terms of the loan agreements governing the first mortgage loans for which the Cambridge Partnerships are the obligors and which are secured by the Properties (the “Current CMBS Debt”); (Y) positive adjustment to rental income due to straight-lining of rents (including any ground rents); and (Z) capital expenditures in excess of lender reserves not exceeding $500,000.00 per year. For the avoidance of doubt, any amount that is included in (X) above shall not also be an item of expense for purposes of computing net income (loss) in accordance with GAAP, it being the intention of the parties that amounts not be “double-counted” in determining Available Cash from Operations. The Cambridge Parties shall provide to Care on a quarterly basis a statement, schedule or report reflecting the computation of Available Cash from Operations in sufficient detail to allow Care to properly monitor compliance with this definition. For the avoidance of doubt, principal amortization or payments on the Current CMBS Debt and capital expenditures exceeding Lender Reserves plus $500,000 per year shall in no respect be a charge to Available Cash from Operations.
“Available Cash from Special Events” shall mean net cash received from (1) the sale or refinancing of any Cambridge Partnership Property, (2) the sale of any Cambridge Partnership Interest, and (3) any Additional Capital Contribution designated by the Cambridge Parties as Available Cash from Special Events pursuant to Section 7(f) hereof.
“Care Deemed Investment” shall mean an amount computed solely for the purpose of this Agreement and for no other purpose, having a beginning aggregate balance as of January 1, 2011 equal to the Care Initial Deemed Investment (defined below), to which shall be added the IRR Accrual (defined below) and from which shall be subtracted all cash distributions to the REIT Partnership. The Care Deemed Investment shall not be a general ledger account of the Cambridge Partnerships.
“Care Initial Deemed Investment” shall mean an amount equal to $40,000,000.
“Care Required Distribution” shall mean an amount computed on the first day of each calendar quarter commencing January 1, 2011 equal to the lesser of (i) the amount of the Care Initial Deemed Investment times 12.0% (which percentage shall increase by 1.0% each year beginning on January 1, 2017) divided by four (4); or (ii) the balance of the Care Deemed Investment as of the first day of each calendar quarter times the Targeted IRR Rate (defined below) divided by four (4). The Parties acknowledge and agree that, although the Effective Date of this Agreement is after January 1, 2011 and April 1, 2011, for purposes of determining the “Care Required Distribution” this Agreement shall be deemed to have been executed and effective as of the first day of each quarter beginning January 1, 2011.

“IRR Accrual” shall mean an accrual made as of the IRR Accrual Date (defined below) in an amount equal to the balance of the Care Deemed Investment from time to time multiplied by the rate per annum equal to the Targeted IRR Rate in effect during the computation period.
“IRR Accrual Date” shall mean the day any payment is received pursuant to Section 7(c) below or any other date when the Care Deemed Investment and/or Payout must be computed hereunder, but in any event not less than quarterly.
“Payout” shall mean cumulative distributions to the REIT Partnership equal to the Care Initial Deemed Investment plus a cumulative internal rate of return on the Care Initial Deemed Investment equal to the Targeted IRR Rate as adjusted from time to time.
“Payout Date” shall mean the date on which the REIT Partnership has received the Payout.
“Senior Required Distribution” shall mean an amount equal to $875,000.00 per quarter.
“Targeted IRR Rate” shall mean, initially, 14% per annum, which rate shall increase by 1% per annum on the first day of each calendar year commencing January 1, 2017.
(b) Maintenance of Care Deemed Investment Account. On the date of the Closing, the Cambridge Partnerships shall establish a book-entry account solely for the purpose of computing distributions to the Partners of such Cambridge Partnerships pursuant to this Agreement and for no other purpose. The book-entry account shall be known as the “Care Deemed Investment Account.” The Care Deemed Investment Account shall be credited on the date of the Closing with the Care Initial Deemed Investment and, until the Payout Date, shall be credited on each IRR Accrual Date as provided herein and shall be debited by cash distributions to the REIT Partnership at the time such distributions are made. At the Payout Date, the Care Deemed Investment Account shall have been fully distributed to the REIT Partnership and shall thereafter cease to exist. The Cambridge Partnerships shall periodically, but not less frequently than quarterly, provide to Care an accounting of the Care Deemed Investment Account maintained by the Cambridge Partnerships, which shall be subject to review by Care.
(c) Distribution of Available Cash Prior To Payout Date. No later than fifteen (15) business days following the quarterly periods ending March 31, June 30 and September 30 of each calendar year and twenty (20) business days following the end of each calendar year, the Cambridge Partnerships shall (i) compute the aggregate Available Cash from Operations for such Cambridge Partnerships, (ii) recompute the Care Deemed Investment Account and (iii) within five (5) business days after such date distribute Available Cash from Operations; provided, however, that for the quarter ended March 31, 2011, that time period shall be extended by an additional ten (10) business days. Available Cash from Operations shall be distributed (i) first to the REIT Partnership to the extent of (A) the aggregate Care Required Distributions accrued for all prior periods minus (B) the amount of Care Required Distributions previously paid to the REIT Partnership (it being understood and agreed by the Parties that the payment of the Care Required Distribution shall be in arrears, cumulative, and payable solely out of Available Cash from Operations and/or Additional Capital Contributions; provided, however, that in no event shall the amount of such payment in any quarter be less than the Senior Required Distribution, regardless of whether the Available Cash from Operations is less than the amount of the

Senior Required Distribution); and (ii) any balance to the other Partners in such Cambridge Partnerships. If the amount of Available Cash from Operations is insufficient to pay the Care Required Distribution, the amount of such shortfall in excess of the Senior Required Distribution shall accrue and be added to the Care Deemed Investment, it being understood that the Senior Required Distribution shall be paid quarterly in all events, regardless of the amount of Available Cash from Operations. Prior to the Payout Date, the Cambridge Partnerships shall cause all Available Cash from Special Events to be distributed to the REIT Partnership at the closing of any sale, refinancing, or Additional Capital Contribution (as defined in Section 7(f) hereof) resulting in such Available Cash from Special Events out of the net proceeds of such sale, refinancing, or Additional Capital Contribution. In the event that Available Cash from Operations or Available Cash from Special Events is available for distribution to the REIT Partnership in an amount that would exceed the amount necessary to achieve Payout, then only so much of the Available Cash from Operations or Available Cash from Special Events as shall achieve Payout will be distributed to the REIT Partnership under this paragraph (c).
(d) [Reserved]
(e) Allocation of Profits and Losses. All Profits (as defined in each Cambridge Partnership Agreement) of each Cambridge Partnership for each Fiscal Year shall be allocated among the Partners pro rata in accordance with all distributions to such Partners with respect to such Fiscal Year. All Losses (as defined in each Cambridge Partnership Agreement) of each Cambridge Partnership shall be allocated among the Partners in a manner that reflects the relative sharing of proceeds upon a hypothetical dissolution of the Cambridge Partnership at the end of the Fiscal Year followed by a distribution of such proceeds in accordance with the Cambridge Partnership Agreement, as modified by this Section 7, provided that any such allocation shall have “substantial economic effect” pursuant to the Treasury Regulations under Section 704 of the Internal Revenue Code of 1986, as amended. For purposes of this calculation, the deemed liquidation value of all the Cambridge Partnerships shall be not less than the balance of the Care Deemed Investment Account as of the end of each Fiscal Year, divided by 85%. The Parties agree that for purposes of effecting this allocation methodology, allocations of gross income shall be permitted. The allocations set forth in this subparagraph (e) are subject to the application of the special allocation provisions set forth in Section 6.3 of each Cambridge Partnership Agreement.
(f) Additional Contributions. The Cambridge Partners may, at any time and from time to time, make such additional cash contributions to the capital of one (1) or more of the Cambridge Partnerships (an “Additional Capital Contribution”) as they may, in their absolute discretion, elect to make. Additional Capital Contributions may be designated Available Cash from Special Events and subject to distribution in accordance with Section 7(c) above, or may be designated for use by the Cambridge Partnership in the ownership and operation of its Property (including, without limitation, for the purpose of making any Senior Required Distribution), in which event such Additional Capital Contribution is not subject to distribution in accordance with Section 7(c) above. In that regard, and for the avoidance of doubt, the Partners agree that Sections 4.5 and 9.2(a)(i) of each Cambridge Partnership Agreement (or the comparable sections, to the extent the section numbering of each Cambridge Partnership Agreement is not identical to the others) shall have no continuing effect.

8. Right of Sale; Care Right of First Refusal; Cambridge Purchase Obligations.
(a) Subject to the covenants, conditions, rights and provisions set forth in this Section 8, at any time and from time to time after the Closing, each Cambridge Partnership shall have the right to sell or otherwise convey the Property owned by such Cambridge Partnership to a third party (including any entity in which any Cambridge Party and/or any Affiliate of a Cambridge Party owns not more than a fifteen percent (15%) passive interest in the nature of an investment) who shall have made a bona fide written offer (a “Third Party Offer”) to the Cambridge Partnership. For the avoidance of doubt, a property management relationship between a Cambridge Party or its Affiliates and such an entity shall not result in the Cambridge ownership interest being deemed other than “passive.” For purposes of this Section 8, a “bona fide written offer” shall be an offer to purchase the subject Property which (A) is in writing, (B) is signed by the offeror, (C) is addressed to the Cambridge Partnership that owns the subject Property, (D) is an offer the Cambridge Partnership is willing to accept, (E) states a definitive purchase price for the subject Property and a definitive closing date for the purchase, and (F) contains a representation that the offeror is ready, willing and able, with adequate funding, to close the purchase on the closing date specified in the offer. A third party may acquire a Property by making a Third Party Offer to purchase all, but not less than all, of the Interests in such Cambridge Partnership, which Third Party Offer shall contain all the other provisions and meet all the other requirements for a bona fide written offer for a Property as set forth above in this Section 8(a). In such event, the provisions of this Section 8 shall apply as if the Third Party Offer had been made with respect to the purchase of the entire Property, with Care having the rights under Section 8(d) below with respect to the purchase of the Interests of the Cambridge Partners that would accomplish the same effect as Care’s exercise of the ROFR with respect to the Property as described below. Except for the purchase of all, but not less than all, of the Interests in a Cambridge Partnership in the circumstances specifically described in this Section 8, nothing in this Section 8 is intended to modify or supersede the provisions in Article 10 of each Cambridge Partnership Agreement with respect to the transfers of partnership interests in the Cambridge Partnerships, which provisions shall remain in full force and effect except as modified hereby.
(b) The sales price for each such Property (or Interests with respect to such Property) shall not be less than the amount which would be reasonably expected to generate Equity Proceeds (defined below) to the Cambridge Partnership that owns such Property (or to the Partners of such Cambridge Partnership in exchange for all Interests in such Cambridge Partnership, provided all, but not less than all, of the Interests are sold in accordance with this Section 8) of not less than the following minimum sale prices (the “Minimum Sale Price”):

Minimum Sale Price
Property	(net of debt and other third party costs)
Westgate	$2,491,972
PMC Dallas	$10,062,954
Southlake MOB	$2,504,596
Southlake Hospital	$7,050,148
Christus Nassau Bay	$5,651,238
PMC Baton Rouge	$2,411,996
Presbyterian Plano Center	$13,414,304
Presbyterian Allen	$2,412,792

Entire Portfolio	$46,000,000

For purposes of this Agreement, the term “Equity Proceeds” means, with respect to a Property sale, the gross sales price for a Property, less the amount of indebtedness to which the Property is subject and less third party closing costs, and, with respect to the sale of Interests in any Cambridge Partnership, provided all, but not less than all, of the Interests in a Cambridge Partnership are sold, the net proceeds payable to the holders of all the Interests in such Cambridge Partnership. If the Properties (or Interests, if applicable) of more than one (1) of the Cambridge Partnerships are sold in a single transaction or a series of related transactions, the Minimum Sales Price for the Property (or Interests, if applicable) of any one of the Cambridge Partnerships may be less than the Minimum Sale Price set forth above so long as the aggregate of the sale prices of all of the Properties of (or all of the Interests in, if applicable) the selling Cambridge Partnerships at least equal the Minimum Sales Prices with respect to all such Properties (and/or Interests) sold.
(c) Each of the Care Parties, for itself and each of its Affiliates agrees to timely execute and deliver such consents, approvals, waivers, assignments, bills of sale, and other documents as may be reasonably necessary or appropriate to consummate any such sale of any of the Properties of, and/or Interests in, any one (1) or more of the Cambridge Partnerships.
(d) In the event that any Cambridge Partnership shall receive a Third Party Offer for the purchase of any Property of such Cambridge Partnership or for all, but not less than all, of the Interests in such Cambridge Partnership, within five (5) days after receiving the Third Party Offer the Cambridge Managing Owner shall deliver a copy of the Third Party Offer to Care. During the Acceptance Period (defined below) Care or its Affiliates shall have the absolute right after receipt of such notice to submit to the Cambridge Managing Owner a competing offer for the Cambridge Property that is the subject of the Third Party Offer (a “Topping Bid”), so long as the Topping Bid is higher than that set forth in the Third Party Offer, in which case the Topping Bid will serve as the trigger for any right of first refusal that may exist with respect to the Cambridge Property. In addition, the receipt of the Third Party Offer by Care shall be deemed an offer by the applicable Cambridge Partnership(s) to sell the Property to Care (the “Deemed Offer”) for the price and on the terms set forth in the Third Party Offer. At any time from the date of the Deemed Offer until the twentieth (20th) day (the “Acceptance Period”) after Care’s actual receipt of a copy of the Third Party Offer, Care shall have the right (the “ROFR”), subordinated as set forth below, to accept the Deemed Offer and enter into a binding and enforceable contract with the selling Cambridge Partnership(s) to acquire the Property on the terms (including the price and closing date) and subject to the conditions set forth in the Third Party Offer, subject to such amendments and modifications as the parties to the Deemed Offer may mutually agree. Care may exercise the ROFR by delivering a written acceptance of the Deemed Offer and a signed binding and enforceable contract containing all the provisions contained in the Third Party Offer to the selling Cambridge Partnership(s) within the Acceptance Period. In the event Care shall exercise the ROFR in the manner provided herein, Care may assign the right to acquire the Property to which the ROFR applies to any affiliate. Notwithstanding the foregoing or any other provision contained herein, the ROFR granted to Care hereunder shall be subordinated to any existing right of first refusal with respect to a Cambridge Property that shall have been granted to any person prior to the date of this Agreement, which rights of first refusal have been identified to Care in writing. If Care fails to timely accept the Deemed Offer and enter into a binding and enforceable contract with the selling Cambridge Partnership(s) prior to the expiration of the Acceptance Period, the selling Cambridge Partnership(s) and/or Cambridge Partners, as applicable, may proceed to accept the Third Party Offer and consummate the transaction contemplated in the Third Party Offer for the same sales price (within a variance of not more than 5% in the aggregate Equity Proceeds but in no event generating Equity Proceeds less than the lesser of (1) the unpaid balance in the Care Deemed Investment Account, or (2) the aggregate Minimum Sales Price) and on substantially the same terms as set forth in the Third Party Offer, so long as the closing of the transaction occurs by the closing date set forth in the Third Party Offer. Notwithstanding any other provisions of this Agreement, if the transaction pursuant to the Third Party Offer does not close by such scheduled closing date, the provisions of this Section 8(d) shall be and remain in full force and effect. For the avoidance of doubt, if the Third Party Offer relates to Interests rather than a Property, the sale of Interests to the purchaser shall be treated the same as a sale of the Property for purposes of applying the provisions of Section 7 above, and all proceeds from such sale shall be allocated among the owners of the Interests in the same manner as if the Property had been sold and the net proceeds from the sale deposited into the applicable Cambridge Partnership. In the event Care shall exercise its ROFR with respect to a sale of Interests, then, absent a written agreement to the contrary among the Parties, the contract between Care and the Cambridge Partnership shall be for the purchase of the underlying Property and the Cambridge Partnership shall sell the Property to Care on the same terms as would result if the Third Party Offer were converted to an offer to purchase the Property rather than the Interests, it being the express intention of the Parties that Care will only buy a Property and not Interests in connection with its exercise of the ROFR, absent an express agreement to the contrary.
(e) At any time and from time to time after the Closing, (i) any Cambridge Partner, any Affiliate of a Cambridge Partner or a group consisting of Cambridge Partners and/or Affiliates of Cambridge Partners; (ii) any entity in which (A) any Cambridge Party, any Affiliate of a Cambridge Party, or a group consisting of one or more Cambridge Parties and/or one or more Affiliates of Cambridge Parties owns at least a fifteen percent (15%) interest and (B) a Cambridge Party or an Affiliate of a Cambridge Party is the general partner or managing member; and/or (iii) any entity in connection with a public offering in which any Cambridge Party or any Affiliate of a Cambridge Party is a participant; (each a “Cambridge Purchaser”) may deliver to Care, with a copy to the REIT Partnership and the REIT GP, a written notice (a “Cambridge Option Exercise”) to purchase (x) all, but not less than all, of Care’s outstanding interests in the REIT Partnership; or (y) all, but not less than all, of Care’s Interests in all of the Cambridge Partnerships; or (z) all of the Properties owned by the Cambridge Partnerships (collectively, the “Cambridge Exit Property”) which notice shall specify the Cambridge Exit Property to be acquired. In the event of a Cambridge Option Exercise, Care, the REIT GP and any Affiliate

thereof shall sell, assign, transfer, and convey to the Cambridge Purchaser, and the Cambridge Purchaser shall purchase, at a closing date agreed upon by the Parties but not later than forty-five (45) days after the Cambridge Option Exercise (the “Option Closing Date”), the Cambridge Exit Property set forth in the Cambridge Option Exercise. For the avoidance of doubt, for all purposes of this Agreement, the term Option Closing Date refers only to the date and time on which a closing of the Cambridge Option Exercise and the sales, assignment, transfer and conveyance of the Cambridge Exit Property actually occurs. The price for the Cambridge Exit Property (the “Option Price”) shall be (A) the cash amount equal to the then outstanding balance of the Care Deemed Investment Account,, plus (B)(i) $2,000,000 if the Cambridge Option Exercise occurs on or before the first anniversary date of the Closing of this Agreement; (ii) $4,000,000 if the Cambridge Option Exercise occurs after the first anniversary date but on or before the second anniversary date of the Closing of this Agreement; and (iii) $5,000,000 (increased by $1,000,000 on each succeeding anniversary date) after the second anniversary date of the Closing (the amount determined pursuant to this clause B being referred to as the “Option Premium”); plus (C) cancellation of the Cambridge OP Units, any Care Common Stock acquired pursuant to a Cashless Exercise of the Warrants and all unexercised Warrants then held by any of the Cambridge Parties or their Affiliates (collectively, the “Care Equity Proceeds”). On the Option Closing Date, each Party shall deliver to the appropriate person or entity such documents and instruments as may be reasonably necessary or required to effect the transfer of the Cambridge Exit Property to the Cambridge Purchaser and the cancellation of the Care Equity Proceeds, the Care Parties shall take all such actions are may be reasonably requested by the Cambridge Purchaser to withdraw from the Cambridge Partnerships and/or to substitute the Cambridge Purchaser in the place of the REIT Partnership as a limited partner in the Cambridge Partnerships, and to entirely waive, release, and abandon all rights and remedies which any of the Care Parties or any of their respective Affiliates may have under this Agreement, the Cambridge Partnership Agreements or otherwise with respect to the Cambridge Partnerships, including, without limitation, all capital accounts, all rights to distributions upon dissolution of the Cambridge Partnerships (including pursuant to Article 12 of the Cambridge Partnership Agreements, which is hereby superseded), and all other distributable assets (including cash) of the Cambridge Partnerships from whatever source. For avoidance of doubt, after the Option Closing Date, all distributable assets (including cash) of the Cambridge Partnerships shall belong solely to the Cambridge Partners. Notwithstanding any other provisions of this Agreement, if a transaction pursuant to a Cambridge Option Exercise fails to close for any reason, the provisions of Sections 8(e) and 8(f) shall be and continue in full force and effect.
(f) On the earlier to occur of (A) the Payout Date, or (B) June 1, 2017, the Cambridge Partnerships shall become obligated to effect the redemption or purchase of the Cambridge Exit Property specified by such Cambridge Purchaser. Care shall provide written notice to the Cambridge Partnerships of the occurrence of the Payout Date or the redemption/purchase obligation as of June 1, 2017, as applicable. Within thirty (30) days after its receipt of such notice (the “Care Redemption Date”), a Cambridge Purchaser shall acquire the Cambridge Exit Property pursuant to a structure specified by a Cambridge Purchaser as if effecting a Cambridge Option Exercise pursuant to Section 8(e) above for a cash price equal to the Option Price defined in Section 8(e) above. For purposes of determining the Option Premium portion of the Option Price, all as defined in Section 8(e) above, the earlier of the Payout Date or June 1, 2017 will be substituted for the date of the Cambridge Option Exercise. For example, if the Payout Date occurs on or before the first anniversary date of the closing of this Agreement, the Option Premium would be $2,000,000 ($4,000,000 if on or before the second anniversary date, and so on), and if the Care Redemption Date is June 1, 2017, the Option Premium would be $8,000,000.

Upon the reasonable request of the Cambridge Purchaser for good cause shown, the REIT Partnership shall extend the Care Redemption Date for thirty (30) calendar days. On the Care Redemption Date, each Party shall deliver to the appropriate person or entity such documents and instruments as may be reasonably necessary or required to effect the transfer of the Cambridge Exit Property to the Cambridge Purchaser and the Care Parties shall take all such actions are may be reasonably requested by the Cambridge Purchaser to withdraw from the Cambridge Partnerships and/or to substitute the Cambridge Purchaser in the place of the REIT Partnership as a limited partner in the Cambridge Partnerships, and to entirely waive, release, and abandon all rights and remedies which any of the Care Parties or any of their respective Affiliates may have under this Agreement, the Cambridge Partnership Agreements or otherwise with respect to the Cambridge Partnerships, including, without limitation, all capital accounts, all rights to distributions upon dissolution of the Cambridge Partnerships (including pursuant to Article 12 of the Cambridge Partnership Agreements, which is hereby superseded), and all other distributable assets (including cash) of the Cambridge Partnerships from whatever source. For avoidance of doubt, after the Care Redemption Date described in this paragraph, all distributable assets (including cash) of the Cambridge Partnerships shall belong solely to the Cambridge Partners.
     In the event that the Cambridge Purchaser shall fail to purchase the Cambridge Exit Property on the Care Redemption Date for any reason other than Care’s failure to deliver the Cambridge Exit Property or otherwise close the transaction (plus any extensions that Care may, in its absolute discretion, grant to the Cambridge Purchaser after the initial 30-day extension), then Care and/or its Affiliates (a “Care Purchaser”) shall purchase from the Cambridge Partners, and the Cambridge Partners shall sell to the Care Purchasers all rights, title and interest in and to the Cambridge Partnerships then owned by such Cambridge Partners plus all Care Equity Proceeds held by the Cambridge Parties for an aggregate price equal to one dollar ($1.00) (a “Care Purchase”). In the event of any Care Purchase, the Cambridge Parties shall take all such actions as may be reasonably requested by the Care Purchaser to resign or withdraw as general partners of the Cambridge Partnerships, otherwise withdraw as partners or members from the Cambridge Partnerships and/or to substitute the Care Purchaser in the place of the applicable Cambridge Parties as a partner or member in the Cambridge Partnerships, and to entirely waive, release, and abandon all rights and remedies which any of the Cambridge Parties or any of their respective Affiliates may have under this Agreement, the Cambridge Partnership Agreements or otherwise with respect to the Cambridge Partnerships, including, without limitation, all capital accounts, all rights to distributions upon dissolution of the Cambridge Partnerships (including pursuant to Article 12 of the Cambridge Partnership Agreements, which is hereby superseded), and all other distributable assets (including cash) of the Cambridge Partnerships from whatever source. For avoidance of doubt, after the consummation of any Care Purchase, all distributable assets (including cash) of the Cambridge Partnerships and all Care Equity Proceeds shall be the sole and exclusive property of the Care Purchaser.
9. General Provisions.
(a) Applicable Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, except any provision herein specifically related to ownership or transfer of any real property located in Texas or Care’s Interests in any Cambridge Partnership owning real property in Texas (each, a “Texas Transaction”) shall be governed, construed and interpreted in accordance with the laws of the State of Texas. All parties to this Agreement hereby irrevocably and unconditionally submit to the sole and exclusive jurisdiction of the courts of the State of Delaware or any court of the United States located in the State of Delaware (the “Delaware Courts”) for any litigation arising out of or relating to all terms and provisions of this Agreement except any Texas Transaction, or the negotiation, validity or performance of any provision in this Agreement except a Texas Transaction, or the transactions contemplated hereby except a Texas Transaction (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. All Parties hereby irrevocably and unconditionally submit to the sole and exclusive jurisdiction of the courts of the State of Texas or any court of the United States located in the State of Texas (the “Texas Courts”) with respect to all matters involving any Texas Transaction or the purchase, sale or transfer of real property. Each of the Parties agrees, to the extent such Party is not otherwise subject to service of process in the State of Delaware or the State of Texas, as the case may be, to appoint and maintain an agent in the State of Delaware and/or the State of Texas, as appropriate, as such party’s agent for acceptance of legal process. Service made pursuant to the preceding sentence shall have the same legal force and effect as if served upon such party personally within the State of Delaware or the State of Texas, as applicable.
(b) Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each party hereto (a) certifies that no person has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this subparagraph (b).
(c) Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements of this Agreement or any other agreement between the Care Parties and their respective Affiliates, on the one hand, and the Cambridge Parties and their respective Affiliates, on the other hand. The waiver by any Party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.
(d) Amendments. This Agreement may be changed, modified or amended at any time, and from time to time, only by a written document signed by the Parties.
(e) Captions. All Section titles or captions contained in this Agreement are for convenience of reference only and shall not be deemed part of this Agreement.
(f) Gender and Number. All nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.
(g) Counterparts. This Agreement may be executed upon an original and one or more duplicate originals, all of which taken together shall constitute one Agreement. In order to facilitate execution of this Agreement, the Parties may execute and exchange by facsimile or electronic mail counterpart of the signature pages which shall be deemed original signatures for all purposes.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon all Parties and their respective successors, assigns and legal representatives. Except to Affiliates, no Party may assign, transfer, encumber, or convey any of such Party’s duties, obligations, undertakings, rights or remedies hereunder without the prior written consent of the other Parties.
(i) Waiver of Section 5.6 of Contribution Agreement and Section 9.7(b)(i) of the Cambridge Partnership Agreements.
     (A) The Parties acknowledge that Section 5.6 of the Contribution Agreement and Section 9.7(b)(i) (or the equivalent provision) of the Cambridge Partnership Agreements provide that, without the consent of REIT Partnership, Saada shall not effect a change in control of CHI. The REIT Partnership by these presents, acknowledges and agrees that said Sections 5.6 and 9.7(b)(i) are hereby waived and terminated for all purposes, and the REIT Partnership waives, releases, and abandons any and all restrictions and limitations on the ownership of shares in CHI and the conduct of the business of CHI. Notwithstanding the preceding sentence, during the term of this Agreement, Saada agrees to, and/or to cause his Affiliates to, continue to own more than 50% of the ownership interests in (a) the Cambridge Managing Owners and (b) the Manager under the Management and Leasing Agreement by and between the Manager and each Cambridge Partnership with respect to any Property owned by a Cambridge Partnership that remains subject to this Agreement.
     (B) Moreover, for the avoidance of doubt, the Cambridge Parties agree that , subject to the provisions of Section 9(r) below, notwithstanding any provision in any agreement between or among the Parties, no Cambridge Party has any right to consent or object to any corporate transaction (each, a “Corporate Transaction”) that may be undertaken by Care, including, without limitation, any merger, share exchange, share issuance, financing, property acquisition or disposition, liquidation, sale of substantially all its assets or recapitalization, provided, however, that until the earlier of the Option Closing Date or December 31, 2014 Care may only assign its economic rights pursuant to the Cambridge Partnership Agreements and otherwise shall comply with the provisions of Article XI of the REIT Partnership Agreement and shall not sell its outstanding interests in the REIT Partnership or seek to admit as a general partner or limited partner of the REIT Partnership any such assignee of Care’s economic rights pursuant to the Cambridge Partnership Agreements. As a condition to such assignment of its economic interests, Care shall provide prior written notice to CHI of such assignment and shall provide prior written notice to the assignee (and confirm in writing such notification to CHI) of the provisions contained in Sections 8(e), 8(f) and 9(r) hereof.
(j) Entire Agreement. The combination of this Agreement, the Exhibits to this Agreement, and the Cambridge Partnership Agreements constitutes the entire agreement among the Parties and supersedes all prior oral and written understandings among the Parties. The Parties acknowledge and agree that the following agreements/documents have expired and/or are hereby cancelled, terminated, and declared null and void, all of which are of no further force and effect: (1) Option Agreement (Development Facilities) dated as of December 31, 2007, (2) Option Agreement (San Diego) dated as of December 31, 2007, (3) $2,500,000 Irrevocable Standby Letter of Credit, (4) Put Agreement dated as of December 31, 2007, (5) Contribution Agreement, (6) Agreement (Walnut Hill Separation) dated as of December 31, 2007, and (7) Letter Agreement (Cambridge-Southlake Ground Leases) dated December 31, 2007. In addition, the Parties acknowledge and agree that the following agreements/documents shall remain in full force and effect, notwithstanding the Settlement and the execution and delivery of this Agreement: (A) Side Agreement dated as of December 31, 2007 relating to the delivery of certain reports, rent rolls and bad debts, (B) Letter Agreement dated December 31, 2007 relating to a certain Letter Agreement between CHI and Cain Brothers RE, LLC, (C) Lease Agreement dated as of December 31, 2007 relating to approximately 2,095 square feet of rentable area in the Howell Medical Plaza, (D) Parking Lease Agreement dated as of December 31, 2007 relating to parking area at 7115 Greenville Avenue, Dallas, Texas 75231, (E) Letter Agreement (Cambridge Plano HQ) dated December 31, 2007, relating to Section 27(c) of a certain lease agreement dated as of March 2007, by and between Cambridge Plano and CHI, and (F) Amended and Restated Agreement of Limited Partnership of ERC Sub, L.P dated as of December 31, 2007.
(k) Severability. If any part of this Agreement, or the application thereof to any Person or circumstance, is for any reason held invalid or unenforceable, it shall be deemed severable, and the validity of the remainder of this Agreement or the applications of such provision to other Persons or circumstances shall not be affected thereby.
(l) Lists. Any list of one or more items preceded by the words “include” or “including” shall not be deemed to be limited to the stated items but shall be deemed to be without limitation.
(m) Notices. Any notice to any Party to this Agreement may be given to such Party in the manner provided in Section 15.1 of the Cambridge Partnership Agreements, which provisions are incorporated herein by reference. Notwithstanding any other provision herein or in any Cambridge Partnership Agreement or other agreement between or among the Parties, the address for any Care Party shall be c/o Care Investment Trust, 780 Third Avenue, 21st Floor, New York, New York 10017 and for any Cambridge Party shall be c/o Cambridge Holdings, Inc., 1717 Main Street, 59th Floor, Dallas, Texas 75201, Attention: Jean-Claude Saada.
(n) Representations and Warranties. Each Party represents and warrants to the other Parties that it has the requisite power and corporate, limited partnership, or limited liability company, as applicable, authority to execute, deliver and perform this Agreement and, upon execution and delivery of this Agreement by all Parties, this Agreement shall be the legal and binding obligation of each Party, enforceable according to its terms, subject to applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and principles of equity. Each person or entity that is to receive shares of Care Common Stock and Warrants pursuant hereto is an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended, and has done its own due diligence investigation into the business and affairs of Care sufficient to permit such person or entity to make an investment decision with respect to the Care Common Stock and Warrants deliverable hereunder. Each Party further represents and warrants to the other Parties (i) that it is in compliance with all applicable laws, rules, regulations, and court orders applicable to it and all of its constituent documents; and (ii) that its Interests in the Cambridge Partnerships are owned by it free and clear of all Liens and shall remain free and clear of all Liens during the Term of this Agreement. Care further represents and warrants to the Cambridge Parties that it is a reporting company under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.
(o) Confidentiality. Except as otherwise provided in this subsection (o), for a period of two (2) years after the Effective Date, the Parties and their respective agents, auditors, lenders, advisors and affiliates, including counsel and employees, agree not to disclose any of the terms of this Agreement or the substance of any of the discussions among the Parties with respect to this Agreement (“Confidential Matters”). Such persons will make no disclosures about the Confidential Matters, whether directly or indirectly, whether personally or through any agent and whether public or private, except as necessary to permit the preparation of tax returns and proper tax and financial reporting (including the audit thereof) of the transactions contemplated by this Agreement, as required to permit Care to fulfill its reporting obligations under applicable securities laws or as otherwise required by law, and except as reasonably necessary in connection with any future transaction involving the future disposition of any Property or Interests contemplated by this Agreement. The Parties acknowledge that they shall not discuss or distribute information concerning Confidential Matters with the news media, MOB Competitors (defined below) or with any tenant, supplier, or vendor (or the representative of any person or entity) of such Party. Upon termination of this Agreement, Care shall remove all references to a continuing relationship with the Cambridge Parties or the Cambridge Properties from Care’s website and all its marketing materials.
(p) Term. This Agreement shall be and remain in full force and effect for a term commencing on the Effective Date and ending on the earlier of the Option Closing Date, the Care Redemption Date or the closing of a Change of Control Optional Purchase.
(q) Audit Requirement. The Parties acknowledge and agree that the provisions of Section 8.1(d) of each Cambridge Partnership Agreement (or the comparable sections, to the extent the section numbering of each Cambridge Partnership Agreement is not identical to the others) remains in force and effect and the Cambridge Managing Owners agree to comply with the provisions of said Section 8.1(d).
(r) Care Change of Control. The provisions of this Section 9(r) shall apply with respect to the Corporate Transactions that Care or its Affiliates may undertake described herein. For purposes of this Section 9(r), the following definitions shall apply:
     “Applicable Period” means the two year period beginning with the date of this Agreement and ending on the second anniversary of the date of this Agreement.
     “Care Change of Control” means any Corporate Transaction occurring during the Applicable Period after the consummation of which (A) any MOB Competitor owns a greater number of the outstanding voting securities of Care than any other person or entity, and (B) a majority of the persons comprising Care’s Board of Directors as of the date of the Corporate Transaction resulting in the application of clause (A) above shall have resigned, been removed, been replaced or otherwise shall have discontinued service on Care’s Board of Directors. For the avoidance of doubt, a Care Change of Control shall not include any underwritten public offering of Care Common Stock unless after closing of such offering (A) any MOB Competitor owns a greater number of the outstanding voting securities of Care than any other party, and (B) a majority of the persons comprising Care’s Board of Directors as of the date of the Corporate Transaction resulting in the application of clause (A) above shall resign, be removed, be replaced or shall otherwise discontinue service on Care’s Board of Directors after closing of the offering.
     “MOB” means any office building that is primarily leased to, or marketed for lease to, physicians, specialty hospitals, ambulatory care centers or other providers of healthcare services. For the avoidance of doubt, no skilled nursing facility, assisted living facility, independent living facility, senior care facility or other type of hospital shall be classified as an MOB.
     “MOB Competitor” means any person or entity that owns one or more MOBs having a historical cost basis as reflected in current financial statements as of a date before consummation of any Corporate Transaction with any Care Party or Affiliate of any Care Party in excess of $100,000,000, or any Affiliate of such person or entity. For the avoidance of doubt, no person shall become an MOB Competitor solely because of acquiring an interest in the Cambridge Properties, but rather must have met the definition of MOB Competitor before executing any transaction with a Care Party or Affiliate of a Care Party.
     In the event that during the Applicable Period a Care Change of Control shall occur, a Cambridge Purchaser shall have the option (a “Change of Control Option”), exercisable for a period of thirty (30) days after Saada shall have received written notice of such Care Change of Control, to purchase (a “Change of Control Optional Purchase”) the Cambridge Exit Property pursuant to a structure specified by Saada as if effecting a Cambridge Option Exercise pursuant to Section 8(e) above, for a cash price (the “Change of Control Option Price”) equal to (1) $37,500,000, less all Available Cash from Special Events distributed to the REIT Partnership prior to such purchase, plus return of the Care Equity Proceeds, if the Care Change of Control shall occur prior to the first anniversary date of the date of this Agreement, and (2) $40,000,000, less all Available Cash from Special Events distributed to the REIT Partnership prior to such purchase, plus return of the Care Equity Proceeds, if the Care Change of Control shall occur after the first anniversary date but before the second anniversary date of the date of this Agreement. The Change of Control Option shall be exercised by written notice given by Saada to Care within the 30 day option exercise period described above. The closing date for any Change of Control Optional Purchase shall occur not later than the 90th day after Saada shall have exercised the Change of Control Option. In the event a Cambridge Purchaser is not able to close the Change of Control Optional Purchase on or before the 90th day after Saada shall have exercised the Change of Control Option, then (i) Saada shall provide to Care at least ten (10) days prior to the scheduled closing date a written request for an extension of time to close the Change of Control Optional Purchase, (ii) a Care Purchaser shall deliver to the REIT Partnership no later than the originally scheduled closing date cash in the amount of 10% of the Change of Control Option Price, which cash shall be retained by the REIT Partnership if a Care Purchaser shall fail to close the Change of Control Optional Purchase, and (iii) a Care Purchaser shall close the Change of Control Optional Purchase no later than the 180th day following Saada’s providing notice of the exercise of the Change of Control Option. On the closing date for such Change of Control Optional Purchase, each Party shall deliver to the appropriate person or entity such documents and instruments as may be reasonably necessary or required to effect the transfer of the Cambridge Exit Property to the Cambridge Purchaser and the Care Parties shall take all such actions are may be reasonably requested by the Cambridge Purchaser to withdraw from the Cambridge Partnerships and/or to substitute the Cambridge Purchaser in the place of the REIT Partnership as a limited partner in the Cambridge Partnerships, and to entirely waive, release, and abandon all rights and remedies which any of the Care Parties or any of their respective Affiliates may have under this Agreement and the Cambridge Partnership Agreements with respect to the Cambridge Partnerships, including, without limitation, all capital accounts, all rights to distributions upon dissolution of the Cambridge Partnerships (including pursuant to Article 12 of the Cambridge Partnership Agreements, which is hereby superseded), and all other distributable assets (including cash) of the Cambridge Partnerships from whatever source. For avoidance of doubt, after the Care Redemption Date described in this paragraph, all distributable assets (including cash) of the Cambridge Partnerships shall belong solely to the Cambridge Partners. During the Applicable Period, no Care Party or any Care Affiliate shall provide to any MOB Competitor any rent roll, account receivable, leasing or occupancy, financial or other data involving the Properties, directly or indirectly, to any MOB Competitor.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the Parties have signed and delivered this Agreement as of the Effective Date.

CARE PARTIES Care Investment Trust, Inc.
By:	/s/ Salvatore (Torey) V. Riso, Jr.
Salvatore (Torey) V. Riso, Jr., Chief Executive Officer

ERC Sub, L.P. By: ERC Sub, LLC, its general partner
By:	/s/ Salvatore (Torey) V. Riso, Jr.
Salvatore (Torey) V. Riso, Jr.

ERC Sub, LLC
By:	/s/ Salvatore (Torey) V. Riso, Jr.
Salvatore (Torey) V. Riso, Jr.

CAMBRIDGE LIMITED PARTNERS
/s/ Jean-Claude Saada
Jean-Claude Saada

Cambridge-Crown Atrium, LLC
By:	/s/ Jean-Claude Saada
Jean-Claude Saada, Managing Member

Cambridge North Texas Holdings, LLC
By:	/s/ Jean-Claude Saada
Jean-Claude Saada, Managing Member

Cambridge-Greenville Dallas, LLC
By:	/s/ Jean-Claude Saada
Jean-Claude Saada, Managing Member

Cambridge B/R, Inc.
By:	/s/ Jean-Claude Saada
Jean-Claude Saada, Chairman and CEO

PMC Cambridge of Plano, Ltd. By: Cambridge-Collin, Inc., its general partner

By:	/s/ Jean-Claude Saada
Jean-Claude Saada, Chairman and CEO

CAMBRIDGE MANAGING OWNERS Cambridge Nassau Bay GP, LLC
By:	/s/ Jean-Claude Saada
Jean-Claude Saada, Sole Member

CHMP Manager, LLC
By:	/s/ Jean-Claude Saada
Jean-Claude Saada, Sole Member

6000 Greenville, Inc.
By:	/s/ Jean-Claude Saada
Jean-Claude Saada, Chairman and CEO

Allen MOB, Inc.
By:	/s/ Jean-Claude Saada
Jean-Claude Saada, Chairman and CEO

Cambridge Onalp, Inc.
By:	/s/ Jean-Claude Saada
Jean-Claude Saada, Chairman and CEO

5280 Medical Drive, Inc.
By:	/s/ Jean-Claude Saada
Jean-Claude Saada, Chairman and CEO

Gorbutt MOB, Inc.
By:	/s/ Jean-Claude Saada
Jean-Claude Saada, Chairman and CEO

Cambridge Tarrant, Inc.
By:	/s/ Jean-Claude Saada
Jean-Claude Saada, Chairman and CEO

CAMBRIDGE PARTNERSHIPS Cambridge Westgate Medical Center, L.P. By: 5280 Medical Drive, Inc., its general partner
By: /s/ Jean-Claude Saada
Jean-Claude Saada, Chairman and CEO

Cambridge Walnut Hill, L.P. By: 6000 Greenville, Inc., its general partner
By: /s/ Jean-Claude Saada
Jean-Claude Saada, Chairman and CEO

Cambridge Gorbutt MOB, L.P. By: Gorbutt, MOB, Inc., its general partner
By: /s/ Jean-Claude Saada
Jean-Claude Saada, Chairman and CEO

Cambridge Southlake Partners, L.P. By: Cambridge Tarrant, Inc., its general partner
By: /s/ Jean-Claude Saada
Jean-Claude Saada, Chairman and CEO

Cambridge Nassau Bay LP By: Cambridge Nassau Bay GP LLC, its general partner
By: /s/ Jean-Claude Saada
Jean-Claude Saada, Sole Member

Cambridge Howell Medical Plaza, LLC By: CHMP Manager, LLC, its manager
By: /s/ Jean-Claude Saada
Jean-Claude Saada, Sole Member

Cambridge Plano Partners MOB IV, L.P. By: Cambridge Onalp, Inc., its general partner
By: /s/ Jean-Claude Saada
Jean-Claude Saada, Chairman and CEO

Cambridge Allen Partners, L.P. By: Allen MOB, Inc., its general partner
By: /s/ Jean-Claude Saada
Jean-Claude Saada, Chairman and CEO

CHI Cambridge Holdings Incorporated
By:	/s/ Jean-Claude Saada
Jean-Claude Saada, Chairman and CEO

EXHIBIT A
The Settlement Agreement

MUTUAL RELEASE AND SETTLEMENT AGREEMENT
     This Mutual Release and Settlement Agreement (“Agreement”) is entered into as of April 15, 2011, by and among: (i) Care Investment Trust Inc.; ERC Sub, L.P.; and ERC Sub LLC (collectively, “Care”); and CIT Healthcare LLC and Flint D. Besecker (collectively with Care, the “Care Litigation Parties”); and (ii) Jean-Claude Saada; Cambridge Onalp, Inc.; Cambridge Nassau Bay GP LLC; 6000 Greenville, Inc.; Allen MOB, Inc.; 5280 Medical Drive, Inc.; Cambridge Gorbutt MOB, Inc.; Cambridge Tarrant, Inc.; CHMP Manager, LLC; Cambridge B/R, Inc.; Cambridge-Greenville Dallas, LLC; PMC Cambridge of Plano, Ltd.; Cambridge-Crown Atrium LLC; and Cambridge North Texas Holdings, LLC (collectively, the “Cambridge Litigation Parties”). The Care Litigation Parties and the Cambridge Litigation Parties are sometimes referred to herein collectively as the “Litigation Parties.”
     WHEREAS, the Litigation Parties wish to resolve any and all disputes, claims, and actions or causes of action with regard to the matter captioned Care Investment Trust Inc. v. Jean-Claude Saada, et al., No. 3:09-cv-02256-K (N.D. Tex.) (the “Lawsuit”) and provide mutual releases as set forth herein; and
     WHEREAS, Care Investment Trust, Inc.; ERC Sub, L.P.; ERC Sub LLC; Jean-Claude Saada; Cambridge-Crown Atrium, LLC; Cambridge-Greenville Dallas, LLC; Cambridge B/R, Inc.; PMC Cambridge of Plano, Ltd.; Cambridge Nassau Bay GP LLC; CHMP Manager, LLC; 6000 Greenville, Inc.; Allen MOB, Inc.; Cambridge Onalp, Inc.; 5280 Medical Drive, Inc.; Gorbutt MOB, Inc.; Cambridge Tarrant, Inc.; Cambridge Westgate Medical Center, L.P.; Cambridge Walnut Hill, L.P.; Cambridge Gorbutt MOB, L.P.; Cambridge Southlake Partners, L.P.; Cambridge Nassau Bay LP; Cambridge Howell Medical Plaza, LLC; Cambridge Plano Partners MOB IV, L.P.; and Cambridge Allen Partners, L.P. (the “Omnibus Agreement Parties”), simultaneously herewith, have entered into the Omnibus Agreement to which this Agreement is appended (the “Omnibus Agreement”), which sets forth terms pursuant to which the Omnibus Agreement Parties are to alter their existing business relationship in conjunction with resolving the Lawsuit (capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Omnibus Agreement);
     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and the mutual execution and performance of this Agreement and the Omnibus Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Litigation Parties hereby specifically agree, contract and covenant as follows:
     1. The Omnibus Agreement Parties shall, simultaneously herewith, enter into or cause to be entered into, the Omnibus Agreement to which this Agreement is appended in accordance with the terms prescribed therein. This Agreement is contingent upon the Omnibus Agreement Parties’ execution of the Omnibus Agreement; this Agreement shall be null and void and of no legal effect if the Omnibus Agreement Parties do not execute the Omnibus Agreement.

     2. Promptly after execution of the Omnibus Agreement in accordance with paragraph 1 above, the Litigation Parties shall cause the Lawsuit to be voluntarily dismissed with prejudice, with each party bearing its own costs and attorneys’ fees, through the submission to the Court of a Stipulation of Dismissal with Prejudice and proposed Agreed Order of Dismissal in substantially the form appended hereto as Exhibit 1.
     3. Each and every one of the Cambridge Litigation Parties and their respective past and present parent companies, subsidiaries, affiliates, partnerships, owners and partners and the predecessors and successors of each of them (the “Cambridge Releasors”) hereby irrevocably and unconditionally releases each and every one of the Care Litigation Parties and their respective parent companies, subsidiaries, affiliates, partnerships, owners, officers, directors and partners, and the predecessors and successors of each of them (the “Care Releasees”), from any and all disputes, claims, actions or causes of action, appeals, liabilities, suits, rights, demands, costs, losses, debts, accounts, covenants, and any other claims of any nature whatsoever, known or unknown, suspected or unsuspected, of every nature, character and description, without limitation in law, equity or otherwise, which any of the Cambridge Releasors, or any person, corporation or entity claiming or purporting to claim by or through them, now has, has heretofore had, or may hereafter at any time have against any of the Care Releasees with respect to any matter, cause or thing incurred, done, omitted or suffered to be done from the beginning of time to the date hereof, including without limitation any claims that were asserted or that could have been asserted in the Lawsuit. Further, each of the Cambridge Releasors hereby covenants and agrees not to sue any of the Care Releasees on or in connection with any of the above-released claims. The obligations imposed upon the Litigation Parties by this Agreement, and the obligations imposed on the Omnibus Agreement Parties by the Omnibus Agreement and the continuing provisions of the Cambridge Partnership Agreements (as defined in and modified by the Omnibus Agreement) are hereby expressly excluded from the releases set forth in the immediately preceding sentence, it being understood and agreed that nothing in this Agreement is intended to effect a termination or revocation of any Cambridge Partnership Agreement (as defined in and modified by the Omnibus Agreement) or any duty thereunder or under the Omnibus Agreement.
     4. Each and every one of the Care Litigation Parties and their respective past and present parent companies, subsidiaries, affiliates, partnerships, owners and partners and the predecessors and successors of each of them (the “Care Releasors”) hereby irrevocably and unconditionally releases each and every one of the Cambridge Litigation Parties and their respective parent companies, subsidiaries, affiliates, partnerships, owners, officers, directors and partners, and the predecessors and successors of each of them (the “Cambridge Releasees”), from any and all disputes, claims, actions or causes of action, appeals, liabilities, suits, rights, demands, costs, losses, debts, accounts, covenants, and any other claims of any nature whatsoever, known or unknown, suspected or unsuspected, of every nature, character and description, without limitation in law, equity or otherwise, which any of the Care Releasors, or any person, corporation or entity claiming or purporting to claim by or through them, now has, has heretofore had, or may hereafter at any time have against any of the Cambridge Releasees with respect to any matter, cause or thing incurred, done, omitted or suffered to be done from the beginning of time to the date hereof, including without limitation any claims that were asserted or that could have been asserted in the Lawsuit. Further, each of the Care Releasors hereby covenants and agrees not to sue any of the Cambridge Releasees on or in connection with any of the above-released claims. The obligations imposed upon the Litigation Parties by this Agreement, and the obligations imposed on the Omnibus Agreement Parties by the Omnibus Agreement and the continuing provisions of the Cambridge Partnership Agreements (as defined in and modified by the Omnibus Agreement) are hereby expressly excluded from the releases set forth in the immediately preceding sentence, it being understood and agreed that nothing in this Agreement is intended to effect a termination or revocation of any Cambridge Partnership Agreement (as defined in and modified by the Omnibus Agreement) or any duty thereunder or under the Omnibus Agreement.
     5. This Agreement is solely a compromise and settlement of the Lawsuit, and is not and shall not be treated as an admission of liability or wrongdoing by any of the Litigation Parties in connection with the Lawsuit or with respect to any other act.
     6. This Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of, and be enforceable by (and against) the Litigation Parties and their respective heirs, successors and assigns to the fullest extent permitted by law.
     7. The Litigation Parties hereby represent and warrant that they have not heretofore assigned, transferred to, or attempted or purported to assign or transfer to, any person, firm, corporation, or other entity, any of the disputes, claims, actions or causes of action in the Lawsuit which are released and discharged herein.
     8. Care and the Cambridge Litigation Parties agree to make the following joint press release upon entry of the final order dismissing the Lawsuit: “Care Investment Trust Inc. and Cambridge Holdings, Inc. are pleased to jointly announce that the litigation pending between them and certain of their affiliates in the United States District Court for the Northern District of Texas has been settled, all complaints in connection therewith have been dismissed with prejudice and all claims the parties may have against each other arising out of the subject matter of the litigation have been released.” Care may file such press release with the United States Securities and Exchange Commission on a current report on Form 8-K. No party shall otherwise make any public statement with respect to the Lawsuit other than that such Lawsuit has been dismissed and the parties have mutually released all claims against each other. The parties agree that Section 9(o) of the Omnibus Agreement will govern all disclosures with respect to the Omnibus Agreement, and nothing in this paragraph 8 shall be deemed to modify or supersede Section 9(o) of the Omnibus Agreement.
     9. The validity and enforcement of this Agreement shall be determined in accordance with the laws of the State of Texas applicable to contracts executed and performed entirely within the State of Texas, without regard for the choice of law provisions thereof. Exclusive venue of any dispute arising under this Agreement shall be in the federal or state courts in Dallas County, Texas.
     10. This Agreement — and for the Litigation Parties that are also Omnibus Agreement Parties, the Omnibus Agreement and the Exhibits to the Omnibus Agreement and the Cambridge Partnership Agreements (as defined in and modified by the Omnibus Agreement) — comprise the full and final expression of the intention of the Litigation Parties. All prior communications, representations and agreements with respect to the subject matter hereof have been merged into this Agreement. This Agreement may not be modified except by written agreement signed by the Litigation Parties. This Agreement supersedes all prior negotiations, understandings, agreements, or representations, oral or written, between or among the Litigation Parties with respect to the subject matter hereof.
     11. The Litigation Parties declare and affirm that they have the authority, pursuant to the respective corporate governing documents through which they conduct business, to execute and bind themselves to this Agreement, that they have not assigned any claim which is the subject of this Agreement to any third party, and that the person executing this Agreement on behalf of any of the Litigation Parties expressly warrants and represents that he/she is authorized to sign this Agreement for the purpose of duly binding said Litigation Parties to the terms and conditions contained herein.
     12. This Agreement may be executed in counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more such counterparts have been signed by each of the Litigation Parties and delivered to the other Litigation Parties.
     13. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     14. The terms and provisions of this Agreement are intended solely for the benefit of the Litigation Parties and their respective heirs, legal representatives, successors, and permitted assigns, and it is not the intention of the Litigation Parties to confer third-party beneficiary rights on any other party.
     15. The Litigation Parties acknowledge and agree that prior to executing this Agreement they have consulted with counsel of their own choosing regarding this Agreement. Each of the Litigation Parties further certifies that in executing this Agreement it is not relying on any information or statement made or provided by any other of the Litigation Parties (or any of its representatives) other than as set forth expressly in this Agreement; that it completely understands this Agreement, its content and effect; that it fully intends by this Agreement to unconditionally and completely release the designated releasees as provided herein; and that it has executed this Agreement voluntarily and of its own free act and deed, with the specific intention of being bound by it.

     16. The failure of any of the Litigation Parties to enforce any right arising under this Agreement on any one or more occasion does not operate as a waiver of that or any other right on that or any other occasion.
     17. This Agreement has been completely negotiated by and among the Litigation Parties and is not to be construed more strictly against any of the Litigation Parties.
     18. The Litigation Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that, in addition to any other remedy to which they are entitled at law or in equity, the Litigation Parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof.
     IN WITNESS WHEREOF, the Litigation Parties have executed and delivered this Agreement as of the date first above written.
     [The remainder of this page is intentionally left blank]

CARE INVESTMENT TRUST INC.

By:

Its:

Date:

CIT HEALTHCARE LLC

By:

Its:

Date:

FLINT D. BESECKER

By:

Date:

ERC SUB, LP

By:

Its:

Date:

ERC SUB, LLC

By:

Its:

Date:

JEAN-CLAUDE SAADA

By:

Its:

Date:

CAMBRIDGE ONALP, INC.

By:

Its:

Date:

CAMBRIDGE NASSAU BAY GP LLC

By:

Its:

Date:

6000 GREENVILLE, INC.

By:

Its:

Date:

ALLEN MOB, INC.

By:

Its:

Date:

5280 MEDICAL DRIVE, INC.

By:

Its:

Date:

CAMBRIDGE GORBUTT MOB, INC.

By:

Its:

Date:

CAMBRIDGE TARRANT, INC.

By:

Its:

Date:

CHMP MANAGER, LLC

By:

Its:

Date:

CAMBRIDGE B/R, INC.

By:

Its:

Date:

CAMBRIDGE-GREENVILLE DALLAS, LLC

By:

Its:

Date:

PMC CAMBRIDGE OF PLANO, LTD.

By:

Its:

Date:

CAMBRIDGE-CROWN ATRIUM LLC

By:

Its:

Date:

CAMBRIDGE NORTH TEXAS HOLDINGS, LLC

By:

Its:

Date:

EXHIBIT 1

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

CARE INVESTMENT TRUST INC.,

Plaintiff,

v.

JEAN-CLAUDE SAADA; CAMBRIDGE ONALP, INC.; CAMBRIDGE NASSAU BAY GP LLC; 6000 GREENVILLE, INC.; ALLEN MOB, INC.; 5280 MEDICAL DRIVE, INC.; CAMBRIDGE GORBUTT MOB, INC.; CAMBRIDGE TARRANT, INC.; CHMP MANAGER, LLC; CAMBRIDGE B/R, INC.; CAMBRIDGE-GREENVILLE DALLAS, LLC; PMC CAMBRIDGE OF PLANO, LTD; CAMBRIDGE-CROWN ATRIUM LLC; and CAMBRIDGE NORTH TEXAS HOLDINGS, LLC,
No. 3:09-cv-02256-K

Defendants.

JEAN-CLAUDE SAADA; CAMBRIDGE ONALP, INC.; CAMBRIDGE NASSAU BAY GP LLC; 6000 GREENVILLE, INC.; ALLEN MOB, INC.; 5280 MEDICAL DRIVE, INC.; CAMBRIDGE GORBUTT MOB, INC.; CAMBRIDGE TARRANT, INC.; CHMP MANAGER, LLC; CAMBRIDGE B/R, INC.; CAMBRIDGE-GREENVILLE DALLAS, LLC; PMC CAMBRIDGE OF PLANO, LTD; CAMBRIDGE-CROWN ATRIUM LLC; and CAMBRIDGE NORTH TEXAS HOLDINGS, LLC,

Counterclaim Plaintiffs,

v.

CARE INVESTMENT TRUST INC.; CIT HEALTHCARE LLC; FLINT D. BESECKER; ERC SUB, L.P.; and ERC SUB LLC,

Counterclaim and Third
Party Defendants.

STIPULATION OF DISMISSAL, WITH PREJUDICE

STIPULATION OF DISMISSAL, WITH PREJUDICE
     Pursuant to Rule 41(a)(1)(A)(ii) of the Federal Rules of Civil Procedure, Plaintiff and Counterclaim Defendant Care Investment Trust, Inc. (“Care”), Third Party Defendants CIT Healthcare LLC, Flint D. Besecker, ERC Sub, L.P. and ERC Sub LLC (collectively with Care, the “Care Parties”), and Defendants and Counterclaim Plaintiffs, Jean-Claude Saada, Cambridge Onalp Inc., Cambridge Nassau Bay GP LLC, 6000 Greenville Inc., Allen MOB Inc., 5280 Medical Drive Inc., Cambridge Gorbutt MOB Inc., Cambridge Tarrant Inc., CHMP Manager LLC, Cambridge B/R Inc., Cambridge-Greenville Dallas LLC, PMC Cambridge of Plano Ltd., Cambridge Crown Atrium LLC and Cambridge North Texas Holdings LLC (collectively, the “Cambridge Parties”), state that the Care Parties and the Cambridge Parties (collectively, the “Parties”) have settled and resolved all disputes between them relating to all claims that were asserted or could have been asserted against each other in this action. The Parties desire to dismiss this action, with prejudice, and hereby stipulate to the dismissal with prejudice, of all claims, cross-claims, counterclaims, and third-party claims herein. The Parties respectfully request that the Court grant this Stipulation and enter the proposed Agreed Order of Dismissal, With Prejudice, submitted concurrently herewith.

Respectfully submitted,

By:		By:
	Ernest E. Figari, Jr.		Robert M. Cohan
	Texas Bar No. 06983000		Texas Bar No. 04506600
	E-mail: ernest.figari@figdav.com		Email: bcohan@jw.com
	FIGARI & DAVENPORT, LLP		William D. Ellerman
	3400 Bank of America Plaza		Texas Bar No. 24007151
	901 Main Street, Suite 3400		Email: wellerman@jw.com
	Dallas, Texas 75202-3796		JACKSON WALKER L.L.P.
	Telephone: (214) 939-2000		901 Main Street, Suite 6000
	Facsimile: (214) 939-2090		Dallas, Texas 75202
Telephone: (214) 953-6000
Facsimile: (214) 953-5822

By:		By:

	Bobby R. Burchfield (pro hac vice)		Richard A. Rosen (pro hac vice)
	E-mail: bburchfield@mwe.com		E-mail: rrosen@paulweiss.com
	Jason A. Levine (pro hac vice)		James L. Brochin (pro hac vice)
	E-mail: jlevine@mwe.com		E-mail: jbrochin@paulweiss.com
	McDERMOTT WILL & EMERY LLP		PAUL, WEISS, RIFKIND,
	600 Thirteenth Street, N.W.		WHARTON & GARRISON LLP
	Washington, D.C. 20005-3096		1285 Avenue of the Americas
	Telephone: (202) 756-8000		New York, New York 10019-6064
	Facsimile: (202) 756-8087		Telephone: (212) 373-3000
Facsimile: (212) 757-3990

Attorneys for Plaintiff and Counterclaim Defendant Care Investment Trust, Inc. and for Third-Party Defendants CIT Healthcare LLC; Flint D. Besecker; ERC Sub, L.P.; and ERC Sub LLC		Attorneys for Defendants and Counterclaim Plaintiffs Jean-Claude Saada, Cambridge Onalp Inc., Cambridge Nassau Bay GP LLC, 6000 Greenville Inc., Allen MOB Inc., 5280 Medical Drive Inc., Cambridge Gorbutt MOB Inc., Cambridge Tarrant Inc., CHMP Manager LLC, Cambridge B/R Inc., Cambridge-Greenville Dallas LLC, PMC Cambridge of Plano Ltd., Cambridge Crown Atrium LLC and Cambridge North Texas Holdings LLC

CERTIFICATE OF SERVICE
     This is to certify that on this ___ day of ______, 2011, I electronically submitted the foregoing document with the Clerk of Court for the U.S. District Court, Northern District of Texas, using the electronic case filing system of the Courts. I hereby certify that I have served all counsel of record electronically as authorized by Federal Rules of Civil Procedure 5(b)(2).

Robert M Cohan

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

CARE INVESTMENT TRUST INC.,

Plaintiff,

v.

JEAN-CLAUDE SAADA; CAMBRIDGE ONALP, INC.; CAMBRIDGE NASSAU BAY GP LLC; 6000 GREENVILLE, INC.; ALLEN MOB, INC.; 5280 MEDICAL DRIVE, INC.; CAMBRIDGE GORBUTT MOB, INC.; CAMBRIDGE TARRANT, INC.; CHMP MANAGER, LLC; CAMBRIDGE B/R, INC.; CAMBRIDGE-GREENVILLE DALLAS, LLC; PMC CAMBRIDGE OF PLANO, LTD; CAMBRIDGE-CROWN ATRIUM LLC; and CAMBRIDGE NORTH TEXAS HOLDINGS, LLC,
No. 3:09-cv-02256-K

Defendants.

JEAN-CLAUDE SAADA; CAMBRIDGE ONALP, INC.; CAMBRIDGE NASSAU BAY GP LLC; 6000 GREENVILLE, INC.; ALLEN MOB, INC.; 5280 MEDICAL DRIVE, INC.; CAMBRIDGE GORBUTT MOB, INC.; CAMBRIDGE TARRANT, INC.; CHMP MANAGER, LLC; CAMBRIDGE B/R, INC.; CAMBRIDGE-GREENVILLE DALLAS, LLC; PMC CAMBRIDGE OF PLANO, LTD; CAMBRIDGE-CROWN ATRIUM LLC; and CAMBRIDGE NORTH TEXAS HOLDINGS, LLC,

Counterclaim Plaintiffs,

v.

CARE INVESTMENT TRUST INC.; CIT HEALTHCARE LLC; FLINT D. BESECKER; ERC SUB, L.P.; and ERC SUB LLC,

Counterclaim and Third
Party Defendants.

[PROPOSED] AGREED ORDER OF DISMISSAL, WITH PREJUDICE

[PROPOSED] AGREED ORDER OF DISMISSAL, WITH PREJUDICE
     The Court has considered the Parties’ Stipulation of Dismissal, With Prejudice, and finds that the same should be GRANTED.
     IT IS, THEREFORE, ORDERED, that the captioned action, and all claims, cross-claims, counterclaims, and third-party claims asserted therein, are hereby DISMISSED, WITH PREJUDICE.
     Each Party shall bear its own costs.
     SO ORDERED.
     Signed on ________________, 2011.

ED KINKEADE
UNITED STATES DISTRICT JUDGE

AGREED AS TO FORM AND SUBSTANCE:

By:		By:
	Ernest E. Figari, Jr.		Robert M. Cohan
	Texas Bar No. 06983000		Texas Bar No. 04506600
	E-mail: ernest.figari@figdav.com		Email: bcohan@jw.com
	FIGARI & DAVENPORT, LLP		William D. Ellerman
	3400 Bank of America Plaza		Texas Bar No. 24007151
	901 Main Street, Suite 3400		Email: wellerman@jw.com
	Dallas, Texas 75202-3796		JACKSON WALKER L.L.P.
	Telephone: (214) 939-2000		901 Main Street, Suite 6000
	Facsimile: (214) 939-2090		Dallas, Texas 75202
Telephone: (214) 953-6000
Facsimile: (214) 953-5822

By:		By:
Bobby R. Burchfield (pro hac vice)
E-mail: bburchfield@mwe.com
Jason A. Levine (pro hac vice)
E-mail: jlevine@mwe.com
McDERMOTT WILL & EMERY LLP
600 Thirteenth Street, N.W.
Washington, D.C. 20005-3096
Telephone: (202) 756-8000
Facsimile: (202) 756-8087	Richard A. Rosen (pro hac vice)
E-mail: rrosen@paulweiss.com
James L. Brochin (pro hac vice)
E-mail: jbrochin@paulweiss.com
PAUL, WEISS, RIFKIND,
   WHARTON & GARRISON LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Telephone: (212) 373-3000
Facsimile: (212) 757-3990

Attorneys for Plaintiff and Counterclaim Defendant Care Investment Trust, Inc. and for Third-Party Defendants CIT Healthcare LLC; Flint D. Besecker; ERC Sub, L.P.; and ERC Sub LLC		Attorneys for Defendants and Counterclaim Plaintiffs Jean-Claude Saada, Cambridge Onalp Inc., Cambridge Nassau Bay GP LLC, 6000 Greenville Inc., Allen MOB Inc., 5280 Medical Drive Inc., Cambridge Gorbutt MOB Inc., Cambridge Tarrant Inc., CHMP Manager LLC, Cambridge B/R Inc., Cambridge-Greenville Dallas LLC, PMC Cambridge of Plano Ltd., Cambridge Crown Atrium LLC and Cambridge North Texas Holdings LLC

EXHIBIT B
Escrow Termination Agreement

ESCROW TERMINATION AGREEMENT
     THIS ESCROW TERMINATION AGREEMENT (the “Termination Agreement”) is dated effective as of April 15, 2011 (the “Termination Date”), by and among ERC SUB, L.P. (the “Care Party”), a Delaware limited partnership; the CAMBRIDGE LIMITED PARTNERS (the “Cambridge Limited Partners”) and the CAMBRIDGE MANAGING OWNERS (the “Cambridge Managing Owners”) each as identified on Exhibit A attached hereto (such Cambridge Limited Partners and Cambridge Managing Owners being collectively referred to herein as the “Cambridge Parties”, and each, separately, as a “Cambridge Party”); and AMEGY BANK NATIONAL ASSOCIATION (“Escrow Agent”), a national banking association. The Care Party, the Cambridge Parties, and Escrow Agent are sometimes collectively referred to herein as the “Parties”, and separately as a “Party”.
RECITALS:
A.	The Parties have heretofore entered into that certain Escrow Agreement (the “Escrow Agreement”) dated as of December 31, 2007.

B.	The Care Party, certain Affiliates of the Care Party, the Cambridge Parties and certain Affiliates of the Cambridge Parties have contemporaneously herewith entered into a certain Omnibus Agreement (the “Omnibus Agreement”) pursuant to which the parties thereto agreed to cancel and terminate the Escrow Agreement.
     NOW, THEREFORE, in consideration of the Recitals and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by the Parties, the Parties contract and agree as provided in this Termination Agreement.
     1. Recitals. The Recitals are true and correct and are incorporated herein by this reference.
     2. Termination. The Parties hereby cancel and terminate the Escrow Agreement to be effective as of the “Termination Date”.
     3. Distributions. The Care Party and the Cambridge Parties hereby jointly instruct Escrow Agent (a) to pay to Care Investment Trust, Inc. (“Care”), a Maryland corporation, all of the cash funds currently held by Escrow Agent pursuant to the Escrow Agreement not to exceed $10,000; (b) to deliver 200,000 units of Escrow Security Interests (as defined in the Escrow Agreement) to Care, as custodian for the Cambridge Parties in proportion of their relative ownership in the Care Party, and (c) the balance of the units of Escrow Security Interests shall be delivered to the Care Party and thereafter cancelled (collectively, the “Remaining Escrow Property”).
     4. Payment of Escrow Agent Fees. Each of (a) the Care Party and (b) the Cambridge Parties shall pay to Escrow Agent one-half of the fees and expenses payable to Escrow Agent through the Termination Date, as provided in Section 9 of the Escrow Agreement.

     5. Waiver and Release of all Claims. Upon delivery to Care of the Remaining Escrow Property, the Care Party, and the Cambridge Parties hereby forever waive, release, abandon, and declare to be fully satisfied any and all claims, demands, actions, causes of action, rights and remedies in any way or manner directly or indirectly related to the Escrow Agreement or any action, or failure to act, of the Escrow Agent pursuant to the provisions of the Escrow Agreement.
     6. Governing Law. This Termination Agreement shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to the principles of conflicts of law thereof.
     7. Binding Effect; Benefit; No Assignment. This Termination Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. This Termination Agreement shall not be assignable by any Party without the prior written consent of the other Parties.
     8. Modification. This Termination Agreement may be amended or modified at any time only by a writing executed by all of the Parties.
     9. Counterparts. This Termination Agreement may be executed in one or more counterparts (including facsimile versions), each of which will be deemed an original, but all of which together will constitute one and the same instrument. In making proof of this Termination Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Termination Agreement is sought.
     10. Headings. The section headings contained in this Termination Agreement are inserted for convenience only, and shall not affect in any way the meaning or interpretation of this Termination Agreement.
     11. Entire Agreement; Severability and Further Assurances. This Termination Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings of the Parties in connection herewith. In the event that any one or more of the provisions contained in this Termination Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Termination Agreement. Each of the Parties shall, at the request of any other Party, deliver to the requesting Party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Termination Agreement.

2

     IN WITNESS WHEREOF, the Parties hereto have caused this Termination Agreement to be executed as of the date first written above.

CARE PARTY:

ERC SUB, L.P.

By:	ERC Sub, LLC, its general partner

By:
Name:
Title:

CAMBRIDGE LIMITED PARTNERS:

JEAN-CLAUDE SAADA

CAMBRIDGE B/R, INC.

By:

Name:	Jean-Claude Saada
Title:	Chairman and CEO

CAMBRIDGE-GREENVILLE DALLAS, LLC

By:

Name:	Jean-Claude Saada
Title:	Managing Member

PMC CAMBRIDGE OF PLANO, LTD.

By:	Cambridge Collin, Inc., its general partner

By:
	Name:	Jean-Claude Saada
	Title:	Chairman and CEO

CAMBRIDGE-CROWN ATRIUM, LLC

By:

Name:	Jean-Claude Saada
Title:	Managing Member

3

CAMBRIDGE NORTH TEXAS HOLDINGS, LLC

By:

Name:	Jean-Claude Saada
Title:	Managing Member

CAMBRIDGE MANAGING OWNERS:

CAMBRIDGE NASSAU BAY GP LLC

By:

Name:	Jean-Claude Saada
Title:	Sole Member

CHMP MANAGER, LLC

By:

Name:	Jean-Claude Saada
Title:	Member

6000 GREENVILLE, INC.

By:

Name:	Jean-Claude Saada
Title:	Chairman and CEO

ALLEN MOB, INC.

By:

Name:	Jean-Claude Saada
Title:	Chairman and CEO

CAMBRIDGE ONALP, INC.

By:

Name:	Jean-Claude Saada
Title:	Chairman and CEO

5280 MEDICAL DRIVE, INC.

By:

Name:	Jean-Claude Saada
Title:	Chairman and CEO

4

GORBUTT MOB, INC.

By:

Name:	Jean-Claude Saada
Title:	Chairman and CEO

CAMBRIDGE TARRANT, INC.

By:

Name:	Jean-Claude Saada
Title:	Chairman and CEO

ESCROW AGENT:

AMEGY BANK NATIONAL ASSOCIATION

By:

Name:
Title:

5

EXHIBIT “A”
Cambridge Limited Partners:
Jean-Claude Saada
Cambridge B/R, Inc.
Cambridge-Greenville Dallas, LLC
PMC Cambridge of Plano, Ltd.
Cambridge-Crown Atrium, LLC
Cambridge North Texas Holdings, LLC
Cambridge Managing Owners:
Cambridge Nassau Bay GP LLC
CHMP Manager, LLC
6000 Greenville, Inc.
Allen MOB, Inc.
Cambridge Onalp, Inc.
5280 Medical Drive, Inc.
Gorbutt MOB, Inc.
Cambridge Tarrant, Inc.

6

EXHIBIT C
The Warrants

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance	Void after
April 15, 2011	June 30, 2017
CARE INVESMENT TRUST, INC.
WARRANT TO PURCHASE SHARES OF COMMON STOCK
          This Warrant is issued this 15th day of April, 2011 to Cambridge Holdings Incorporated, a Delaware corporation (“Holdings”), or its assigns (the “Holder”) by Care Investment Trust, Inc., a Maryland corporation (the “Company”).
          1. Purchase of Shares.
     (a) Number of Shares. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to 300,000 fully paid and nonassessable shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).
     (b) Exercise Price. The exercise price for the shares of Common Stock issuable pursuant to this Section 1 (the “Shares”) shall be $6.00 per share (the “Exercise Price”). The Shares and the Exercise Price shall be subject to adjustment pursuant to Section 8 hereof.
          2. Exercise Period.
     (a) Subject to the terms and conditions hereof, at any time or from time to time after the date hereof and prior to 5:00 p.m., New York time, on the earlier of Option Closing Date set forth in Section 8(e) of that certain Omnibus

Agreement dated as of April 15, 2011 to which both the Company and Holdings are parties (the “Omnibus Agreement”), the Care Redemption Date set forth in Section 8(f) of the Omnibus Agreement, or the date of closing of a Change of Control Optional Purchase set forth in Section 9(r) of the Omnibus Agreement or, if such day is not a business day, which is any day except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York are authorized or obligated by law or executive order to close, on the next preceding business day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Shares purchasable hereunder (subject to adjustment as provided herein).
          3. Method of Exercise.
     (a) While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:
          (i) the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and
          (ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased in cash by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company.
     (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificate for the Shares shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Shares represented by such certificate.
     (c) As soon as practicable after the exercise of this Warrant in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:
          (i) the Shares, in book-entry only form, evidenced by a certificate from the transfer agent certifying the issuance of the Shares or such other document or instrument reasonably acceptable to the holder of the Warrant evidencing due issuance and ownership of the Shares, and

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          (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of such Shares described in this Warrant minus the number of such Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below.
4. Cashless Exercise. In lieu of exercising this Warrant by payment in cash, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election (a “Cashless Exercise”). A Holder who Cashless Exercises shall have the rights described in Sections 3(b) and 3(c) hereof, and the Company shall issue to such Holder a number of Shares computed using the following formula:

X =	Y (A - B)
A
     Where

X =	The number of Shares to be issued to the Holder.

Y =	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A =	The fair value of one (1) Share (at the date of such calculation).

B =	The Exercise Price (as adjusted to the date of such calculation).
          For purposes of this Section 4, the fair value of a Share shall mean the average of the closing prices of the Shares quoted in the over-the-counter market in which the Shares are traded or the closing price quoted on any exchange or electronic securities market on which the Shares are listed, whichever is applicable, as published in The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair value (or such shorter period of time during which such Shares were traded over-the-counter or on such exchange). If the Shares are not traded on the over-the-counter market, an exchange or an electronic securities market, the fair value shall be the price per Share as determined in good faith by the Company’s Board of Directors; provided, the Board of Directors in determining the fair value shall not apply any discount for lack of marketability or minority interest.
          Notwithstanding any other provision herein to the contrary, the Shares issued pursuant to a Cashless Exercise shall be held in the name of the Company pursuant to Section 4 of that certain Omnibus Agreement dated as of April 15, 2011 and shall be subject to delivery to the Company and cancellation for no additional consideration at such times as are set forth in Sections 8 and 9 of the Omnibus Agreement. The Company’s transfer agent shall be notified of such provisions and shall receive from the Company a “stop transfer” notice or transfer

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restriction with respect to such Shares acquired through a Cashless Exercise. Shares purchased in an exercise for cash pursuant to this Warrant shall not be subject to such restrictions
5. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:
     (a) Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to carry on its business as now conducted.
     (b) Authorization. All corporate action has been taken on the part of the Company necessary for the authorization, execution and delivery of this Warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Warrant the valid and enforceable obligations they purport to be. Upon the execution and delivery by the Company of the Warrant, the Warrant will constitute the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
     (c) Valid Issuance of Common Stock. The Shares, when issued, sold, and delivered in accordance with the terms of the Warrant for the consideration expressed therein, will be duly and validly issued, fully paid and nonassessable and free and clear of all encumbrances and preemptive rights and, based in part upon the representations and warranties of the Holder in this Warrant, will be issued in compliance with all applicable federal and state securities laws.
               All of the outstanding shares of capital stock of the Company are validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class of authorized capital stock of the Company are as set forth in the Certificate of Incorporation delivered to Holdings and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as provided for in the Certificate of Incorporation, the Company does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in the Certificate of Incorporation, there are no voting trusts or agreements, stockholders’ agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company (whether or not the Company is a party thereto).

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6. Representations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:
     (a) Authorization. Holder represents that it has full power and authority to enter into this Warrant. This Warrant constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
     (b) Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Holder in reliance upon such Holder’s representation to the Company that the Warrant and the Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By acknowledging this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.
     (c) Disclosure of Information. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Warrant. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.
     (d) Investment Experience. The Holder acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Holder also represents it has not been organized solely for the purpose of acquiring the Securities.
     (e) Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).
     (f) Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144, as presently in

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effect, as promulgated by the SEC under the Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Act.
     (g) Legends. It is understood that the Securities may bear the following legend:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”
7. Covenants of the Company. The Company covenants and agrees that all Shares that may be issued upon the exercise of this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all encumbrances, preemptive rights, taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued             shares of Common Stock to such number of shares as shall be sufficient for such purposes.
8. Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
     (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Common Stock, by splitup or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of

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the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.
     (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, provided the aggregate Exercise Price shall remain the same.
     (c) Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding regularly scheduled cash dividends paid or payable), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefore, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 8.
     (d) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Shares of Common Stock issuable upon exercise of this Warrant so as to protect the rights of the holder of the Warrant.

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     (e) Notices.
          (i) When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.
          (ii) The Company will give written notice to the Holder at least 20 days prior to the date on which the Company closes its books or takes a record (y) with respect to any dividend or distribution upon Common Stock or (z) with respect to any pro rata subscription offer to holders of Common Stock.
9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.
10. No Stockholder Rights. Prior to exercise of this Warrant and except as otherwise provided herein, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.
11. Transfer and Exchange. This Warrant and all rights hereunder may be transferred in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer, provided such transfer shall only be made to an Affiliate of such Holder, and such transfer shall be subject to all the terms set forth in Sections 4 and 12 hereof. Upon any partial transfer, the Company will issue and deliver to the Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Holder hereof as the owner for all purposes.
12. Restrictions on Transfer. No Shares acquired pursuant to a Cashless Exercise shall be transferable by the Holder other than to an Affiliate of such

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Holder and subject to actual notification of the transferee of the restriction imposed by this sentence, which restriction the transferee shall acknowledge in writing and to which such transferee shall be subject. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Act, covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrant or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to Rule 144.
13. Governing Law. This Warrant shall be governed by and construed under the laws of the State of Maryland.
14. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.
15. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.
16. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 16):

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If to the Company:
Care Investment Trust
780 Third Avenue
21st Floor
New York, New York 10017
If to Holder:
Cambridge Holdings, Inc.
1717 Main Street
59th Floor
Dallas, Texas 75201
17. Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
18. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees in addition to any other relief to which such party may be entitled.
19. Entire Agreement; Amendments and Waivers. This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder; or if this Warrant has been assigned in part, by the holders or rights to purchase a majority of the Shares originally issuable pursuant to this Warrant.
20. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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21. “Market Stand-Off” Agreement. The Holder hereby agrees that, if requested by the managing underwriter and provided the directors and executive officers of the Company also agree to the provisions of this Section 21, it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s firm commitment underwritten sale of its Common Stock pursuant to a registration statement filed under the Act (“Underwritten Public Offering”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed ninety (90) days unless extended by the managing underwriter to comply with applicable laws, rules or regulations, including, without limitation, rules of the Financial Industry Regulatory Authority) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s capital stock acquired through the exercise of this Warrant, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company’s capital stock acquired through the exercise of this Warrant, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of securities, in cash or otherwise. The underwriters in connection with the Company’s Underwritten Public Offering are intended third party beneficiaries of this Section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Underwritten Public Offering that are consistent with this Section 21 or that are reasonably necessary to give further effect thereto.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written,

CARE INVESTMENT TRUST, INC.

By:

Name:

Title:

ACKNOWLEDGED AND AGREED:

CAMBRIDGE HOLDINGS INCORPORATED

By:

Name:

Title:

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NOTICE OF EXERCISE
CARE INVESTMENT TRUST, INC.
Attention: Corporate Secretary
          The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:
______ ____________ shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Shares in full, together with all applicable transfer taxes, if any.

______ Cashless Exercise the attached Warrant with respect to __________ Shares.
          The undersigned hereby represents and warrants that Representations and Warranties in Section 6 hereof are true and correct as of the date hereof.

HOLDER:

Date:	By:

Name in which shares should be registered:

ASSIGNMENT FORM
(To assign the foregoing Warrant, execute
this form and supply required information.
Do not use this form to purchase shares.)
          For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)
Dated: _________________

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.

Agreed:

CARE INVESTMENT TRUST, INC.

By:

Name:

Title:

Date: